UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 31, 2015

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On July 31, 2015, the board of directors of School Specialty, Inc. (the “Company”) elected Gus D. Halas and Andrew E. Schultz to serve as directors of the Company.  Neither Mr. Halas nor Mr. Schultz has been appointed to any committees of the Company’s board of directors, however, the Company anticipates that it will consider the formation of standing committees and that in the event such committees are formed they will be appointed to one or more committees in the future.

As non-employee directors of the Company, Mr. Halas and Mr. Schultz will participate in the same compensation arrangement as the other non-employee directors of the Company, as may be amended from time to time.

There were no arrangements or understandings between either Mr. Halas or Mr. Schultz and any other person pursuant to which they were selected as directors.  Neither Mr. Halas nor Mr. Schultz has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 5th  the Company issued a press release announcing the election of directors, a copy of which is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01     Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: August 5, 2015	By: /s/ Kevin Baehler
Kevin Baehler, Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 5, 2015

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